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                         GREENFORD ENTERPRISES LIMITED
         SUITE E, 15/F HO LEE COMMERCIAL BUILDING 40 D'AGUILAR STREET,
                               CENTRAL HONG KONG


        20 April, 1999

        The Directors
        Paddington Inc.
        c/o Suite E, 15/F Ho Lee Commercial Building
        40 D'Aguilar Street, Central
        Hong Kong


         Re: Paddington Inc. - Use of Office Space and Address



        Dear Sirs,

        We hereby advise that the Board of Directors of Greenford Enterprises Limited ("The Company") has authorised the Officers and Directors of Paddington Inc. to use, at no cost to Paddington Inc., its office space at Suite E, 15/F, Ho Lee Commercial Building, 40 D'Aguilar Street, Central, Hong Kong (the "Office Address"), with immediate effect until such time as Paddington Inc. completes an acquisition or merger. During this period, Paddington Inc. is also authorised to use the Office Address as Paddington Inc.`s correspondence address at no cost. We request Paddington Inc. to notify us as soon as such a transaction is completed.

         Please instruct Paddington Inc.'s Officers and Directors only to use the Office Address as Paddington Inc.'s correspondence address and should not represent the Office Address as Paddington Inc.'s registered or business address in Hong Kong to any third parties.

         We also note that the Officers and Directors might use the Office Address to carry out other lawful activities not relating to those of Paddington Inc. Under such circumstances, Paddington Inc. should not bear any legal responsibilities for these actions.

        A copy of The Company's Minutes of the Board of Directors authorising the above arrangement is hereby attached for your reference and record.

        Yours faithfully,
        For and on behalf of
        GREENFORD ENTERPRISES LIMITED


        /s/ Johnson Chee Kin Wong
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        Johnson Chee Kin Wong, Director
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                   CONSENT OF GREENFORD ENTERPRISES LIMITED



We hereby consent to the use in Paddington Inc.'s Registration Statement on Form 10-SB of our letter dated April 20, 1999 relating to the use of office space and address at Suite E, 15/F, Ho Lee Building, 40 D'Aguilar Street, Central Hong Kong at no cost to Paddington Inc.



For and on behalf of
GREENFORD ENTERPRISES LIMITED


/s/Johnson Chee Kin Wong
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Johnson Chee Kin Wong, Director
Hong Kong
May 11, 1999